UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2009
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	000-26824	68-0370244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

In connection with the appointment of Mr. Ferdinand Seemann to the Board of Directors (the “Board”) of Tegal Corporation (the “Company”) as an outside independent director (see Item 5.02 below), Mr. Seemann became eligible to receive the following in accordance with the Company’s policies for outside directors:

•	Mr. Seemann will receive an annual retainer of $15,000, prorated and effective with the current fiscal quarter.

•
In accordance with the provisions of the Tegal Corporation 2007 Incentive Plan, the Company granted to Mr. Seemann  an option to purchase 8,333 shares of the Company’s common stock, with a per share exercise price of $1.25(which was the closing sales price of the Company’s common stock on December 9, 2009, as reported on the Nasdaq Stock Market).  The stock option will vest on a monthly basis with full vesting occurring on December 9, 2010.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 9, 2009, the Board, by unanimous written consent, appointed Ferdinand Seemann to fill a vacancy on the Board.  Mr. Seemann was also appointed to serve on each of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Seemann has served as chief executive officer and a founding partner of se2quel Partners, a technology consulting firm, since 2003. Before founding se2quel Partners, Mr. Seemann served over 17 years in a variety of executive positions at various technology companies such as Lam Research, Mattson Technology, Steag Microtech, Seemann Engineering and Wacker Siltronic.

The Company issued a press release announcing the election of Mr. Seemann to the Board, a copy of which is attached to this Report as Exhibit 99.1.

Item 8.0      Other Events

On December 10, 2009, the Company confirmed with The NASDAQ Stock Market that, as a result of the appointment of Mr. Seemann to the Board, the Company had satisfied all the conditions necessary to regain compliance with NASDAQ’s independent directors requirement for continued listing as set forth in NASDAQ Listing Rule 5606(b)(1) and NASDAQ’s audit committee composition requirements for continued listing as set forth in NASDAQ Listing Rule 5605(c)(2)(A).

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit

99.1	Press Release dated December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009	TEGAL CORPORATION

	By:	\s\ Christine Hergenrother
	Name: Title:	Christine Hergenrother Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated December 10, 2009.

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